UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 20, 2011

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Annual Bonus Plan

On January 20, 2011, the Board of Directors (the “Board of Directors”) of PDL BioPharma, Inc. (the “Company”), upon the recommendation of its Compensation Committee (the “Compensation Committee”), approved a cash bonus plan for its employees working 30 hours per week or more for fiscal year 2011 (the “2011 Annual Bonus Plan”).

Bonuses under the 2011 Annual Bonus Plan will be determined by reference to 2011 corporate performance against the Company’s 2011 corporate goals approved by the Board of Directors and by reference to 2011 individual performance against the 2011 individual goals approved by the Compensation Committee. The corporate and individual performance determinations are then weighted for each named executive officer.

The target bonus percentages (previously approved by the Compensation Committee and disclosed in December 2010) and the maximum bonus percentage of the named executive officers’ annual average W-2 compensation and the weighting of corporate and individual goals that will be used to determine each of our named executive officers’ fiscal year 2011 bonuses are set forth in the chart below:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2011 Corporate Goals/ 2011 Individual Goals
John P. McLaughlin	President and Chief Executive Officer	70%	105%	100%/0%
Christine R. Larson	Vice President and Chief Financial Officer	50%	75%	75%/25%
Christopher Stone	Vice President, General Counsel and Secretary	50%	75%	75%/25%

For fiscal year 2011, the Compensation Committee will review the 2011 corporate goals at mid-year to assure that the goals continue to reflect the Company’s priorities. If needed, the Compensation Committee will recommend to the Board of Directors such changes that the Compensation Committee deems appropriate. The 2011 corporate goals and their relative weight are set forth in the chart below:

2011 Corporate Goal	Weight
Optimize Value of Patent Estate	65%
Implement Corporate Strategy & Business Development	20%
Manage Risk and Maintain Capital Structure within Guidelines	10%
Enhance Investor Relations	5%
Total	100%

Goals for 2011 for our vice president and chief financial officer include: (1) prepare 2011 budget and dividend/share repurchase strategy; (2) hire new VP of Finance and Principal Accounting Officer and assure smooth transition; (3) restructure capital/debt; (4) implement investor outreach program; (5) support asset purchase opportunities; and (6) successful management of any audits.

Goals for 2011 for our vice president, general counsel and secretary include: (1) manage EPO appeal; (2) manage litigation with MedImmune; (3) manage litigation with Roche/Genentech; (4) manage any other disputes; and (5) perform diligence for asset purchase opportunities.

The 2011 Annual Bonus Plan requires that our chief executive officer conduct the performance reviews of our other named executive officers, which are then reviewed and approved by our Compensation Committee. Following these assessments, our Compensation Committee will then determine the amount of bonus for our other named executive officers. The performance of our chief executive officer is determined by our Compensation Committee based on the Company’s achievement of the established 2011 corporate goals.

The summary of the 2011 Annual Bonus Plan set forth herein is qualified in its entirety to the full text of the 2011 Annual Bonus Plan which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	PDL BioPharma, Inc. 2011 Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC. (Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  January 26, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1	PDL BioPharma, Inc. 2011 Annual Bonus Plan